                           [ATTACHMENT A TO PROXY STATEMENT]


                                    FORM OF PROXY

                               THERMO POWER CORPORATION

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 28, 1999

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints J. Timothy Corcoran, Theo Melas-Kyriazi and Kenneth J. Apicerno, or any one of them in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Special Meeting of the stockholders of Thermo Power Corporation, a Massachusetts corporation (the "Company"), to be held on Thursday, October
28, 1999, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454-9046, and at any adjournment or adjournments thereof, and to vote all shares of common stock of the Company standing in the name of the undersigned on September 27, 1999, with all of the powers the undersigned would possess if personally present at such meeting.

              (IMPORTANT--TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

                         SPECIAL MEETING OF STOCKHOLDERS
                             THERMO POWER CORPORATION
                                OCTOBER 28, 1999


     1. To consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of May 5, 1999 (the "Merger Agreement") pursuant to which TP Acquisition Corporation, a newly-formed company and wholly owned subsidiary of Thermo Electron Corporation, will be merged (the "Merger") with and into the Company and each stockholder of the Company (other than stockholders who are entitled to and have perfected their dissenters' rights and Thermo Electron Corporation) will become entitled to receive $12.00 in cash, without interest, for each outstanding share of common stock, $.10 par value, of the Company owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

         [ ] For            [ ] Against            [ ] Abstain

     2. To consider and act in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         [ ] For            [ ] Against            [ ] Abstain

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE IF NO INSTRUCTION TO THE CONTRARY IS INDICATED OR IF NO INSTRUCTION IS GIVEN.

     Copies of the Notice of Special Meeting and of the Proxy Statement have been received by the undersigned.

                           PLEASE DATE, SIGN AND PROMPTLY RETURN THIS
                           PROXY IN THE ENCLOSED ENVELOPE.

                           Signature(s)_____________________________

                           Date_____________________________________

                           Note: This Proxy should be dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!